UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2017 (May 24, 2017)

PFIZER INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3619	13-5315170
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
235 East 42nd Street New York, New York (Address of principal executive offices)
10017 (Zip Code)

Registrant's telephone number, including area code:

(212) 733-2323

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company  [   ]

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.   [   ]

Item 8.01	Other Events

Pfizer Inc. (the "Company") has received notice of an unsolicited "mini-tender" offer by TRC Capital Corporation ("TRC Capital") to purchase up to 4,000,000 shares of the Company's common stock at an offer price of $31.60 per share in cash, which is approximately 4.27 percent lower than the $33.01 per share closing price for shares of the Company's common stock on May 12, 2017, the business day prior to the date of the offer.  The shares subject to TRC Capital's offer represent approximately 0.067 percent of the shares of Pfizer common stock outstanding as of the date of the offer.

On May 24, 2017, the Company issued the press release attached to this Report as Exhibit 99.1, informing its shareholders that the Company does not endorse TRC Capital's unsolicited mini-tender offer and recommending that shareholders do not tender their shares.  Shareholders who have already tendered their shares may withdraw them at any time prior to the expiration of the offer, in accordance with TRC Capital's offering documents.  The offer is currently scheduled to expire at 12:01 a.m., New York City time, on Wednesday, June 14, 2017, but TRC Capital may extend the offering period at its discretion.  The Company is not affiliated or associated in any way with TRC Capital, its mini-tender offer or the offer documentation.

Additional information concerning mini-tenders is included in the attached press release.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release of Pfizer Inc. dated May 24, 2017

SIGNATURE

Under the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the authorized undersigned.

PFIZER INC.

Dated: May 25, 2017	By: /s/ Margaret M. Madden Margaret M. Madden
Title: Senior Vice President & Corporate Secretary Chief Governance Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Pfizer Inc. dated May 24, 2017